FOURTH AMENDMENT TO
                    CREDIT AGREEMENT


          THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (the "Amendment") dated as of August 10, 1994, by and among INTERMET CORPORATION, a Georgia corporation (referred to herein either as "Intermet" or as the "Borrower"), TRUST COMPANY BANK, a Georgia banking corporation, LANDESBANK SAAR GIROZENTRALE, a German banking corporation, NBD BANK, N.A., a national banking association, WACHOVIA BANK OF GEORGIA, N.A., a national banking association, THE FIRST NATIONAL BANK OF BOSTON, a national banking association, FIRST UNION NATIONAL BANK OF GEORGIA, a national banking association, NATIONSBANK OF GEORGIA, N.A., a national banking association, and NATIONAL CITY BANK, KENTUCKY, formerly known as THE FIRST NATIONAL BANK OF LOUISVILLE, a national banking association (collectively, the "Lenders") and TRUST COMPANY BANK, in its capacity as agent (in such capacity, the "Agent");


                        W I T N E S S E T H:
                        - - - - - - - - - -

          WHEREAS, the Borrower, the Lenders and the Agent are parties to a certain Credit Agreement dated as of August 31, 1992, as amended by that certain First Amendment to Credit Agreement dated as of December 11, 1992, as further amended by that certain Waiver and Second Amendment to Credit Agreement dated as of March 19, 1993, and as further amended by that certain Waiver and Third Amendment to Credit Agreement dated as of November 13, 1993 (as amended, the "Credit Agreement"; all terms used herein without definition shall have the meanings ascribed to such terms in the Credit Agreement);

          WHEREAS, the Subsidiaries of the Borrower have certain hazardous and nonhazardous waste sites for their facilities in the Commonwealth of Virginia;

          WHEREAS, pursuant to the regulations of the Commonwealth of Virginia, the Borrower and certain Subsidiaries have financial responsibility for the closure of such waste sites, monitoring the effects on the environment of such closure and for certain types of potential liability to third parties resulting from the closure of the waste sites;

          WHEREAS, in order to meet the financial responsibility assurance regulations of the Commonwealth of Virginia, the Borrower has requested that the Agent provide certain standby letters of credit in the amounts necessary to close the sites, to monitor the effects of such closure and to provide for certain
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potential third party liability claims relating to the closure of such waste sites;

          WHEREAS, the Agent has agreed to issue such standby letters of credit upon the condition that each of the Domestic
Lenders purchase a pro rata participation therein and subject to the terms and conditions set forth below;

          WHEREAS, each of the Domestic Lenders has agreed to purchase such a participation;

          WHEREAS, the parties wish to enter into this amendment to set forth the terms and conditions upon which such letters of credit will be issued;

          NOW, THEREFORE, for and in consideration of the mutual premises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

          1. Section 1.01 of the Credit Agreement is hereby amended as follows:

          (a) By adding the definitions of "Letter of Credit", "Letter of Credit Exposure", "Letter of Credit Obligations", and
"Letter of Credit Subfacility", set forth below in the appropriate alphabetical order:

          "LETTER OF CREDIT" shall mean each letter of credit issued by the Agent on or after the Closing Date in accordance with Article II hereof for the purpose of securing certain environmental closure, post-closure and third party liability obligations of Intermet and its Subsidiaries, PROVIDED that the stated amount of such Letters of Credit shall not exceed, at any time outstanding, the amount of the Letter of Credit Subfacility.

          "LETTER OF CREDIT EXPOSURE" shall mean, with respect to each Domestic Lender, its Pro Rata Share of the aggregate Letter of Credit Obligations.

          "LETTER OF CREDIT OBLIGATIONS" shall mean, with respect to Letters of Credit, as at any date of determination, the sum of
(a) the maximum aggregate amount which at such date of determination is available to be drawn (assuming the conditions for drawing thereunder have been met) under all Letters of Credit then outstanding, PLUS (b) the aggregate amount of all drawings under Letters of Credit honored by the Agent not theretofore reimbursed by Intermet (it being understood that for purposes of any request for a Revolving Loan pursuant to Section 2.07, there shall be excluded from the amount determined in accordance with



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the preceding clause (b) an amount equal to the proceeds of such
Revolving Loan).

          "LETTER OF CREDIT SUBFACILITY" shall mean, the portion of the Revolving Loan Commitment which may be utilized either for Revolving Loans or Letter of Credit Obligations which amount shall equal the lesser of (i) the face amount of the outstanding Letters of Credit issued to the Department of Environmental Quality - Waste Division and the Department of Waste Management of the Commonwealth of Virginia on August 11, 1994, and (ii) $6,000,000.00, at any time outstanding.

          (b) By deleting the definitions of "Credit Documents", "Domestic Lenders", "Facility", "Obligations", "Pro Rata Share" and "Revolving Loan Commitment" set forth therein and substituting in lieu thereof the following definitions:

          "CREDIT DOCUMENTS" shall mean, collectively, this Agreement, the Notes, the Letters of Credit, the Guaranty
Agreements, the Pledge Agreements, and all other Security
Documents, if any.

          "DOMESTIC LENDERS" shall mean all Lenders participating in the Revolving Loans, the Letters of Credit and the Domestic
Term Loans.

          "FACILITY" or "FACILITIES" shall mean the Revolving
Loan Commitments, the Letter of Credit Subfacility, the Domestic
Term Loans, the Currency Loan Commitment, or the Currency Term
Loan, as the context may indicate.

          "OBLIGATIONS" shall mean all amounts owing to the Agent or any Lender pursuant to the terms of this Agreement or any other Credit Document, including without limitation, all Loans (including all principal and interest payments due thereunder), all Letter of Credit Obligations, fees, expenses, indemnification and reimbursement payments, indebtedness, liabilities, and obligations of the Credit Parties, direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising, together with all renewals, extensions, modifications or refinancings thereof.

          "PRO RATA SHARE" shall mean, with respect to each of the Commitments of each Lender and each Loan to be made by, or each Letter of Credit and each payment (including, without limitation, any payment of principal, interest or fees) to be made to each Lender, the percentage designated as such Lender's Pro Rata Share of such Commitments, such Loans, such Letters of Credit or such payments, as applicable, set forth under the name of such Lender on the respective signature page for such Lender, in each case as



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such Pro Rata Share may change from time to time as a result of assignments or amendments made pursuant to this Agreement.

          "REVOLVING LOAN COMMITMENT" shall mean, at any time for any Domestic Lender, the amount of such commitment set forth opposite such Domestic Lender's name on the signature pages hereof, which shall include such Lender's obligation to participate in the Letter of Credit Subfacility, as the same may be increased or decreased from time to time as a result of any reduction thereof pursuant to Sections 2.03 or 2.04, any assignment thereof pursuant to Section 12.06, or any amendment thereof pursuant to Section 12.02.

          2. Article II of the Credit Agreement is hereby amended as follows:

          (a)  By amending the heading thereof to add the words
"AND LETTERS OF CREDIT".

          (b) By amending subsection (a) of Section 2.01 thereof by deleting such subsection in its entirety and substituting the following in lieu thereof:

            "(a) Subject to and upon the terms and conditions herein set forth, each Domestic Lender severally agrees to make to Intermet from time to time on and after the Closing Date, but prior to the Conversion Date, Revolving Loans in an aggregate amount outstanding at any time not to exceed such Lender's Revolving Loan Commitment MINUS such Lender's
     Letter of Credit Exposure. Intermet shall be entitled to repay and reborrow Revolving Loans in accordance with the provisions hereof."

          (c) By amending Section 2.04 thereof by the addition of the following sentence at the end thereof:

          "If no Revolving Loans are outstanding upon a reduction of the Revolving Loan Commitments as provided hereunder but the outstanding amount of the Letter of Credit Obligations exceeds the amount of the Revolving Loan Commitments as so reduced, Intermet shall immediately cash-collateralize all such excess Letter of Credit Obligations on terms and conditions satisfactory to the Agent."




                                -4-
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          (d)  By adding the following new Sections to Article II:

     SECTION 2.05.  LETTER OF CREDIT SUBFACILITY.
Subject to, and upon the terms and conditions, and in reliance upon the representations and warranties of Intermet set forth in this Agreement, in addition to requesting that the Domestic Lenders make Revolving Loans pursuant to Section 2.01, Intermet may request, in accordance with the provisions of this Section 2.05 and
Section 2.06 and the other terms of this Agreement, that on and after the Closing Date but prior to August 31, 1994, the Agent to issue a Letter or Letters of Credit for the account of Intermet in support of certain financial assurance requirements of the Commonwealth of Virginia for certain costs of closure and post-closure of hazardous and nonhazardous waste sites owned by Intermet or its Subsidiaries and certain potential third party liability claims relating to closure of the waste sites; PROVIDED that such Letters of Credit issued by the Agent shall be in the form substantially identical to Schedules 1-3 attached hereto, PROVIDED FURTHER that (i) no Letter of Credit shall have an expiration date that is later than one year after the date of issuance thereof (provided that a Letter of Credit may provide that it is extendible for consecutive one year periods); (ii) in no event shall any Letter of Credit issued by the Agent have an expiration date (or be extended so that it will expire) later than the Conversion Date except for provisions that such Letter of Credit must stay in place during any ongoing compliance procedures of the Commonwealth of Virginia; (iii) each Letter of Credit issued by the Agent shall be in a stated amount of at least $500,000; (iv) Intermet shall not request that the Agent issue any Letter of Credit, if, after giving effect to such issuance, the Letter of Credit Obligations plus the then outstanding aggregate principal amount of Revolving Loans would exceed the Revolving Loan Commitments; and (v) Intermet shall not request the issuance of any Letter of Credit if, after giving effect to such issuance, the aggregate Letter of Credit Obligations would exceed the Letter of Credit Subfacility.

     SECTION 2.06.  NOTICE OF ISSUANCE OF LETTER OF CREDIT;
                    AGREEMENT TO ISSUE.

     (a) Whenever Intermet desires the issuance of a Letter of Credit, it shall, in addition to any application and documentation procedures required by the Agent for the issuance of such Letter of Credit, deliver to the Agent and each Domestic Lender a written notice no later than 11:00 A.M. (Atlanta, Georgia time) at least ten (10) days in



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advance of the proposed date of issuance.  Each such notice shall specify (i) the proposed date of issuance (which shall be a Business Day); (ii) the face amount of the Letter of Credit; (iii) the expiration date of the Letter of Credit; and (iv) the name and address of the beneficiary with respect to such Letter of Credit and shall attach a precise description of the documentation and a verbatim text of any certificate to be presented by the beneficiary of such Letter of Credit which would require the Agent to make payment under the Letter of Credit, PROVIDED that the Agent may require changes in any such documents and certificates in accordance with its customary letter of credit practices, and PROVIDED FURTHER, that no Letter of Credit shall require payment against a conforming draft to be made thereunder on the same Business Day that such draft is presented if such presentation is made after 11:00 A.M. (Atlanta, Georgia time). In determining whether to pay under any Letter of Credit, the Agent shall be responsible only to determine that the documents and certificate required to be delivered under its Letter of Credit have been delivered, and that they comply on their face with the requirements of the Letter of Credit. Promptly after receiving the notice of issuance of a Letter of Credit, the Agent shall notify each Domestic Lender of such Domestic Lender's respective participation therein, determined in accordance with its respective Pro Rata Share of the Revolving Commitments.

     (b) The Agent agrees, subject to the terms and conditions set forth in this Agreement, to issue for the account of Intermet a Letter of Credit in a face amount equal to the face amount requested under paragraph (a) above, following its receipt of a notice required by Section 2.06(a). Immediately upon the issuance of each Letter of Credit, each Domestic Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the Agent a participation in such Letter of Credit and any drawing thereunder in an amount equal to such Domestic Lender's Pro Rata Share of the Revolving Loan Commitments multiplied by the face amount of such Letter of Credit. Upon issuance and amendment or extension of any Letter of Credit, the Agent shall provide a copy of each such Letter of Credit issued, amended or extended hereunder to each of the Domestic Lenders.

     SECTION 2.07.  PAYMENT OF AMOUNTS DRAWN UNDER LETTER OF
                    CREDIT.

     (a) In the event of any request for a drawing under any Letter of Credit by the beneficiary thereof, the Agent shall notify Intermet and the Domestic Lenders on or before the date on which the Agent intends to honor such drawing, and Intermet shall reimburse the Agent on the day on which such drawing is honored in an amount, in same day funds,





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equal to the amount of such drawing, PROVIDED that anything contained in this Agreement to the contrary notwithstanding, unless Intermet shall have notified the Agent prior to 11:00 A.M. (Atlanta, Georgia time) on the Business Day immediately prior to the date on which such drawing is honored, that Intermet intends to reimburse the Agent for the amount of such drawing in funds other than the proceeds of Revolving Loans, Intermet shall be deemed to have timely given a Notice of Borrowing to the Agent requesting Revolving Loans which are Base Rate Advances on the date on which such drawing is honored in an amount equal to the amount of such drawing, and the Domestic Lenders shall by 1:00 P.M. (Atlanta, Georgia time) on the date of such drawing, make Revolving Loans which are Base Rate Advances in the amount of such drawing, the proceeds of which shall be applied directly by the Agent to reimburse itself for the amount of such drawing, PROVIDED that for the purposes solely of such borrowing, the conditions and precedents set forth in Sections 6.01 and 6.02 shall not be applicable, and PROVIDED FURTHER that if for any reason proceeds of the Revolving Loans are not received by the Agent on such date in the amount equal to the amount of such drawing, Intermet shall reimburse the Agent on the Business Day immediately following the date of such drawing in an amount, in Dollars and immediately available funds, equal to the excess of the amount of such drawing over the amount of such Revolving Loans, if any, which are so received, plus accrued interest on the amount at the applicable rate of interest for Base Rate Advances which are Revolving Loans.

     (b) Notwithstanding any provision of this Agreement to the contrary, to the extent that any Letter of Credit or portion thereof remains outstanding on the Conversion Date, for any reason whatsoever, the parties hereto hereby agree that the beneficiary or beneficiaries thereof shall be deemed to have made a drawing of all available amounts pursuant to such Letters of Credit on the Conversion Date which amount shall be held by the Agent as cash collateral for its remaining obligations pursuant to such Letters of Credit. In the event that Intermet is unable to provide the evidence of the termination of any Letter of Credit required by subsection (d) below by the Conversion Date, such Letter of Credit will be deemed to be outstanding hereunder.

     (c) To the extent permitted by the applicable regulations of the Commonwealth of Virginia, Intermet agrees, upon the request of the Agent, to seek a decrease in the face amount of the outstanding Letters of Credit.



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     (d)  Intermet agrees, upon the request of the Agent, to use its best efforts to deliver to the Agent (i) a certificate or other document from the applicable department or agency of the Commonwealth of Virginia stating that there is no environmental compliance proceeding against Intermet or its Subsidiaries which would prevent the expiration or termination of any Letter of Credit, or (ii) other evidence satisfactory to the Agent that each of the Letters of Credit have been terminated.

     SECTION 2.08. PAYMENT BY DOMESTIC LENDERS. In the event that Intermet shall fail to reimburse the Agent as provided in Section 2.07 by borrowing Revolving Loans, or otherwise providing an amount equal to the amount of any drawing honored by the Agent pursuant to any Letter of Credit issued by it, the Agent shall promptly notify each Domestic Lender of the unreimbursed amount of such drawing and of such Domestic Lender's respective participation therein. Each Domestic Lender shall make available to the Agent an amount equal to its respective participation, in Dollars and in immediately available funds, at the office of the Agent specified in such notice not later than 1:00 P.M. (Atlanta, Georgia time) on the Business Day after the date notified by the Agent. In the event that any such Domestic Lender fails to make available to the Agent the amount of such Domestic Lender's participation in such Letter of Credit, the Agent shall be entitled to recover such amount on demand from such Domestic Lender together with interest as provided for in Section 5.02. The Agent shall distribute to each other Domestic Lender which has paid all amounts payable under this Section with respect to any Letter of Credit, such Domestic Lender's Pro Rata Share of all payments received by the Agent from Intermet in reimbursement of drawings honored by the Agent under such Letter of Credit when such payments are received.

     SECTION 2.09.  COMPENSATION.

     (a)  Intermet agrees to pay to the Agent for
distribution to each Domestic Lender in respect of all Letters of Credit outstanding such Domestic Lender's Pro
Rata Share of a letter of credit fee equal to the Applicable Margin applicable to Revolving Loans multiplied by the daily average amount of Letter of Credit Obligations (the "Letter of Credit Fee"). The Letter of Credit Fee shall be payable by Intermet quarterly, in arrears, on the last calendar day of each fiscal quarter of Intermet, commencing on October 2, 1994, and on the sooner of (i) the Conversion Date, and (ii) the Final Maturity Date. Promptly upon receipt by the Agent of any Letter of Credit Fee described in this subsection (a),



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the Agent shall distribute to each Domestic Lender its
Pro Rata Share of such Letter of Credit Fee.

     (b) Intermet agrees to pay to the Agent in respect of each Letter of Credit issued by it, such fees in such amounts at such times as the Agent and Intermet shall from time to time agree in writing.

     SECTION 2.10   OBLIGATIONS ABSOLUTE.    The obligation
of Intermet to reimburse the Agent for drawings made under Letters of Credit issued for the account of Intermet and the Domestic Lenders' obligation to honor their participations purchased therein shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including without limitation, the following circumstances:

     (a) Any lack of validity or enforceability of any Letter of Credit;

     (b) The existence of any claim, set-off, defense or other right which Intermet or any Subsidiary or Affiliate of Intermet may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such beneficiary or transferee may be acting), any Domestic Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including without limitation any underlying transaction between Intermet or any of its Subsidiaries and Affiliates and the beneficiary for which such Letter of Credit was procured); PROVIDED that nothing in this Section shall affect the right of Intermet to seek relief against any beneficiary, transferee, Domestic Lender or any other Person in any action or proceeding or to bring a counterclaim in any suit involving such Persons;

     (c) Any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

     (d) Payment by the Agent under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

     (e) Any other circumstance or happening whatsoever which is similar to any of the foregoing; or

     (f) the fact that a Default or an Event of Default shall have occurred and be continuing.



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Nothing in this Section 2.10 shall prevent an action against the Agent for its gross negligence or willful misconduct in honoring drafts under the Letters of Credit.

     SECTION 2.11.  INDEMNIFICATION; NATURE OF AGENT'S
                    DUTIES.

     (a) In addition to amounts payable elsewhere provided in this Agreement, without duplication, Intermet hereby agrees to protect, indemnify, pay and save the Agent harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and reasonable expenses (including reasonable attorney's fees and disbursements) which the Agent may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit for the account of Intermet, other than as a result of the gross negligence or willful misconduct of the Agent; (ii) the failure of the Agent to honor a drawing under any Letter of Credit due to any act or omission (whether rightful or wrongful) of any present or future DE JURE or DE FACTO government or governmental authority; or
(iii) any confirmation of any Letter of Credit obtained by the Agent with the consent of Intermet.

     (b) As between Intermet and the Agent, Intermet assumes all risk of the acts and omissions of, or misuse of, the Letters of Credit issued by the Agent, by the respective beneficiaries of such Letters of Credit, other than losses resulting from the gross negligence and willful misconduct of the Agent. In furtherance and not in limitation of the foregoing but subject to the exception for the Agent's gross negligence or willful misconduct set forth above, the Agent shall not be responsible (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of such Letters of Credit, even if it should in fact prove to be in any or all respects insufficient, inaccurate, fraudulent or forged or otherwise invalid; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof in whole or in part which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of any such Letter of Credit to comply fully with the conditions required in order to draw upon such Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy or otherwise; (v) for good faith errors in interpretation of technical terms; (vi) for any loss or delay




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in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or the proceeds thereof; (vii) for the misapplication by the beneficiary of any such Letter of Credit; and (viii) for any consequences arising from causes beyond the control of the Agent.

     SECTION 2.12   ADDITIONAL PAYMENTS; ILLEGALITY.

          (a) If by reason of (x) any change in applicable law, regulation, rule, regulatory requirement, guideline, request or directive, whether or not having the force of law, or any change in the interpretation or application thereof by any judicial or other applicable governmental or regulatory authority, (y) compliance by any Domestic Lender in good faith with any direction, request or monetary authority including, without limitation, Regulation D:

               (i)    such Domestic Lender shall be subject
          to any tax, levy, charge or withholding of any nature or to any variation thereof or to any penalty with respect to the maintenance or fulfillment of its obligations under this Article
          II, whether directly or by such being imposed on or suffered by such Domestic Lender;

               (ii)   any reserve, deposit or similar
          requirement is or shall be applicable, imposed or modified in respect of any Letter of Credit issued by Agent or any participations purchased by such Domestic Lender in any Letter of Credit (or in respect of such Domestic Lender's commitment to purchase such a participation); or

               (iii)  there shall be imposed on the Agent or
          any such Domestic Lender any other condition regarding this Article II, any Letter of Credit or any participation therein;

     and the result of the foregoing is to directly or indirectly increase the cost to Agent or such Domestic Lender of committing to issue, purchase, purchasing or maintaining any participation in any Letter of Credit, or to reduce the amount receivable in respect thereof by Agent or such Domestic Lender, then and in any such case such Domestic Lender may, without duplication of any payments required to be made pursuant to this Agreement, at any time after the additional cost is incurred or the amount received is reduced, notify Intermet and Intermet shall pay to the Agent or such Domestic Lender within five (5) Business Days of written demand therefor, such additional amounts as shall be




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     required to compensate Agent or such Domestic Lender for
     such increased costs or reduction in amounts receivable hereunder (a written notice as to additional amounts owing Agent or such Domestic Lender showing the basis for the calculation thereof, submitted to Intermet by Agent or such Domestic Lender shall, absent manifest error, be final and conclusive and binding upon all parties hereto).

          (b) Notwithstanding any other provision contained in this Agreement, the Agent shall not be obligated to issue any Letter of Credit, nor shall any Domestic Lender be obligated to purchase its participation in any Letter of Credit to be issued hereunder, if the issuance of such Letter of Credit or purchase of such participation shall have become unlawful or prohibited by compliance by Agent or such Domestic Lender in good faith with any law, governmental rule, guideline, request, order, injunction, judgment or decree (whether or not having the force of law); PROVIDED that in the case of the obligation of a Domestic Lender to purchase such participation, such Domestic Lender shall have notified the Agent to such effect at least three
     (3) Business Days' prior to the issuance thereof by the Agent, which notice shall relieve the Agent of its obligation to issue such Letter of Credit pursuant to
     Section 2.05 and Section 2.06 hereof."

          3. Section 6.02 of the Credit Agreement is hereby amended by deleting the preamble thereof in its entirety and substituting the following in lieu thereof:

          "At the time of the making of all Loans (including the Term Loans) and the issuance of each Letter of Credit (before as well as after giving effect to such Loans and the issuance of such Letters of Credit and to the proposed use of the proceeds thereof), the following conditions shall have been satisfied or shall exist:"

          4. Articles VIII and IX of the Credit Agreement are hereby amended by deleting the preambles thereto through the words "Notes shall remain unpaid" on the second line thereof and substituting the following in lieu thereof:

          "So long as any Commitment remains in effect hereunder or any Note shall remain unpaid or any Letter of Credit
     Obligation or any other Obligation shall remain outstanding,"

          5. Article X of the Credit Agreement is hereby amended by deleting the last portion thereof commencing with the words "then, and in any such event, and at any time thereafter" and continuing through the remainder of said article and substituting the following in lieu thereof:




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     "then, and in any such event, and at any time thereafter if any Event of Default shall then be continuing, the Agent may, and upon the written or telex request of the Required Lenders, shall, by written notice to Intermet, take any or all of the following actions, without prejudice to the rights of the Agent, any Lender or the holder of any Note to enforce its claims against Intermet or any other Credit
     Party: (i) declare all Commitments terminated, whereupon the pro rata Commitments of each Lender shall terminate immediately and any commitment fee shall forthwith become due and payable without any other notice of any kind; and
     (ii) declare the principal of and any accrued interest on the Loans, and all other Obligations owing hereunder, including without limitation, an amount equal to the maximum amount which would be available at any time to be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letter of Credit), to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Intermet; provided, that, if an Event of Default specified in Section 10.07 shall occur, the result which would occur upon the giving of written notice by the Agent to any Credit Party, as specified in clauses (i) and (ii) above, shall occur automatically without the giving of any such notice; and (iii) exercise any rights or remedies under the Security Documents. As long as any Letter of Credit shall remain outstanding, any amounts described in clause
     (ii) above with respect to Letters of Credit, when received by the Agent, shall be deposited in a cash collateral account as cash collateral for the obligation of Intermet under Article II of this Agreement in the event of any drawing under a Letter of Credit, and upon drawing under any outstanding Letter of Credit in respect of which the Agent has deposited in the cash collateral account any amounts described in clause (ii) above, the Agent shall pay such amounts to itself to reimburse itself for the amount of such drawing."

          6. Section 12.06(c) of the Credit Agreement is hereby amended by deleting such subsection in its entirety and substituting the following in lieu thereof:

          "(c) Each Lender may assign all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of any of its Commitments and the Loans and Letter of Credit Obligations at the time owing to it and the Notes held by it) to any Eligible Assignee;

     PROVIDED, HOWEVER, that (i) the Agent and Intermet must give their prior written consent to such assignment (which consent shall not be unreasonably withheld) unless such assignment is an Affiliate of the assigning Lender, (ii) the amount of the Commitments, in the case of the Revolving Loan Commitments and the Currency Loan Commitments, or Loans, in the case of assignment of Term Loans, of the assigning Lender subject to each assignment (determined as of the date the assignment and acceptance with respect to such assignment is delivered to the Agent) shall not be less than $5,000,000, and (iii) the parties to each such assignment shall execute and deliver to the Agent an Assignment and Acceptance, together with a Note or Notes subject to such assignment and, unless such assignment is to an Affiliate of such Lender, a processing and recordation fee of $2,500. Intermet shall not be responsible for such processing and recordation fee or any costs or expenses incurred by any Lender or the Agent in connection with such assignment.
     From and after the effective date specified in each As-signment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, the assignee thereunder shall be a party hereto and to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement. Notwithstanding the foregoing, the assigning Lender must retain after the consummation of such Assignment and Acceptance, a minimum aggregate amount of Commitments, Letter of Credit Exposure or Term Loans, as the case may be, of $5,000,000; PROVIDED, HOWEVER, no such minimum amount shall be required with respect to any such assignment made at any time there exists an Event of Default hereunder. Within five (5) Business Days after receipt of the notice and the Assignment and Acceptance, Intermet, at its own expense, shall execute and deliver to the Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of such assignee in a principal amount equal to the applicable Commitments or Term Loans assumed by it pursuant to such Assignment and Acceptance and a new Note or Notes to the assigning Lender in the amount of its retained Commitment or Commitments or amount of its retained Term Loans. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the date of the surrendered Note or Notes which they replace, and shall otherwise be in substantially the form attached hereto."

          7. The Borrower hereby agrees that nothing herein shall constitute a waiver by the Lenders of any Default or Event of Default, whether known or unknown, which may exist under the Credit Agreement. The Borrower represents and warrants to the Lenders that as of the date hereof, no Default or Event of Default exists pursuant to the Credit Agreement which is not expressly waived herein. In addition, the Borrower acknowledges and agrees that it has no knowledge of any defenses, counterclaims, offsets or objections in its favor against the Lenders with regard to any of the obligations due under the terms of the Credit Agreement as of the date of this Amendment.

          8. Intermet, without limiting the representations and warranties provided in the Credit Agreement, represents and warrants to the Lenders and the Agent as follows:

          (a) The execution, delivery and performance by Intermet of this Amendment are within Intermet's corporate powers, have been duly authorized by all necessary corporate action (including any necessary shareholder action) and do not and will not (a) violate any provision of any law, rule or regulation, any judgment, order or ruling of any court or governmental agency, the articles of incorporation or by-laws of Intermet or any indenture, agreement or other instrument to which Intermet is a party or by which Intermet or any of its properties is bound or (b) be in conflict with, result in a breach of, or constitute with notice or lapse of time or both a default under any such indenture, agreement or other instrument.

          (b) This Amendment constitutes the legal, valid and binding obligations of Intermet, enforceable against Intermet in accordance with its terms.

          (c) No Default or Event of Default has occurred and is continuing as of the date hereof.

          (d) All representations and warranties by Intermet contained in the Credit Agreement, as amended by this Amendment, are true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date hereof.

          9. Except as expressly amended and modified herein, all terms and covenants and provisions of the Credit Agreement shall remain unaltered and in full force and effect, and the parties hereto do expressly ratify and confirm the Credit Agreement as modified herein. All future references to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

          10. Intermet agrees to pay on demand all reasonable costs and expenses of the Agent in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities hereunder and thereunder.

          11. This Amendment shall be effective upon receipt by the Agent of fully executed counterparts of this Amendment in its offices in Atlanta, Georgia.

          12. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, successors, successors-in-titles, and assigns.

          13. This Amendment shall be governed by and construed in accordance with the laws of the State of Georgia, notwithstanding any principles regarding conflicts of laws thereof.

          14. This Agreement sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

          15. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts and may be delivered by telecopier. Each counterpart so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment through their authorized officers as of the date first above written.

                                    INTERMET CORPORATION


                                    By:  /s/ John D. Ernst
                                       --------------------------
                                       Title: V/P Finance


                                    Attest:  Peter C. Bouxsein
                                           ----------------------
                                           Title: Asst. Secy.


                                            [CORPORATE SEAL]


                                    TRUST COMPANY BANK


                                    By:  /s/ John K. Shoffner
                                       --------------------------
                                       Title: General Vice President


                                    By: /s/ David Penter
                                       --------------------------
                                       Title: Vice President


                                    LANDESBANK SAAR GIROZENTRALE


                                    By: /s/ Dr. Georg Grasel
                                       --------------------------
                                       Title:  Votstandsmitglied


                                    By: /s/ Dr. Ingrid Walter
                                       --------------------------
                                       Title:  Lieterin Dezernat
                                               Ausland


                                    NBD BANK, N.A.


                                    By: /s/ John C. Otteson
                                       --------------------------
                                       Title: Second Vice President

                                    WACHOVIA BANK OF GEORGIA, N.A.


                                    By: /s/ Michael Mountcastle
                                       --------------------------
                                       Title: Assistant Vice President


                                    THE FIRST NATIONAL BANK OF
                                    BOSTON


                                    By: /s/ William C. Purinton
                                       --------------------------
                                       Title: Vice President


                                    FIRST UNION NATIONAL BANK OF
                                    GEORGIA


                                    By: /s/ Michael D. Murphy
                                       --------------------------
                                       Title:


                                    NATIONSBANK OF GEORGIA, N.A.


                                    By: /s/ Shawn B. Welch
                                       --------------------------
                                       Title: Assistant Vice President


                                    NATIONAL CITY BANK, KENTUCKY,
                                     formerly known as THE FIRST
                                     NATIONAL BANK OF LOUISVILLE


                                    By: /s/ Carrie C. Tate
                                       --------------------------
                                       Title: Vice President


                                    TRUST COMPANY BANK, as Agent


                                    By: /s/ John K. Schoffner
                                       --------------------------
                                       Title: General Vice President


                                    By: /s/ David Penter
                                       --------------------------
                                       Title: Vice President

               CONSENT AND RATIFICATION OF GUARANTORS



          Each of the undersigned Guarantors acknowledges its receipt of and consent to the Fourth Amendment to Credit Agreement attached hereto and incorporated herein by this reference and further acknowledges and agrees that nothing contained therein shall release, discharge, modify, change or affect the original liability of the Guarantors under the Guaranty Agreement and each Guarantor ratifies and affirms the terms and conditions of the Guaranty Agreement which remains in full force and effect. Without limiting the generality of the foregoing, each of the Guarantors expressly consents and agrees that all references to the Obligations set forth in the Guaranty Agreement shall include, without limitation, the Letter of Credit Obligations and all fees relating thereto.

          IN WITNESS WHEREOF, each Guarantor has executed this Consent and Ratification under seal as of this 10th day of August, 1994.


                                    INTERMET FOUNDRIES, INC.
                                    (a "Guarantor")


                                    By: /s/ John D. Ernst
                                       --------------------------
                                       Title: Treasurer


                                    COLUMBUS FOUNDRIES, INC.
                                    (a "Guarantor")


                                    By: /s/ John D. Ernst
                                       --------------------------
                                       Title: Treasurer

                                    LYNCHBURG FOUNDRY COMPANY
                                    (a "Guarantor")


                                    By: /s/ John D. Ernst
                                       --------------------------
                                       Title: Treasurer



                                    IRONTON IRON, INC.
                                    (a "Guarantor")


                                    By:  /s/ John D. Ernst
                                       --------------------------
                                       Title: Treasurer



                                    NORTHERN CASTINGS CORPORATION
                                    (a "Guarantor")


                                    By: /s/ John D. Ernst
                                       --------------------------
                                       Title: Treasurer



                                    PENNSYLVANIA CASTINGS
                                    CORPORATION
                                    (a "Guarantor")


                                    By: /s/ John D. Ernst
                                       --------------------------
                                       Title: Treasurer



                                    INTERMET INTERNATIONAL, INC.
                                    (a "Guarantor")


                                    By: /s/
                                       --------------------------
                                       Title: Treasurer

                                    INTERMET MACHINING, INC.
                                    (a "Guarantor")


                                    By: /s/ John D. Ernst
                                       --------------------------
                                       Title: Treasurer



                                    COMMERCIAL AND PRECISION
                                    MACHINING, INC.
                                    (a "Guarantor")


                                    By: /s/ John D. Ernst
                                       --------------------------
                                       Title: Treasurer



                                    PBM INDUSTRIES, INC.
                                    (a "Guarantor")


                                    By: /s/ John D. Ernst
                                       --------------------------
                                       Title: Treasurer


                                    INTERMOTIVE TECHNOLOGIES, INC.
                                    (a "Guarantor")


                                    By: /s/ John D. Ernst
                                       --------------------------
                                       Title: Treasurer


                                    NEW RIVER CASTINGS COMPANY
                                    (a "Guarantor")


                                    By: /s/ John D. Ernst
                                       --------------------------
                                       Title: Treasurer


                                    INTERMET ALUMINUM, INC.
                                    (a "Guarantor")


                                    By: /s/ John D. Ernst
                                       --------------------------
                                       Title: Treasurer

                                    I.C. VENTURE, INC.
                                    (a "Guarantor")


                                    By: /s/ John D. Ernst
                                       --------------------------
                                       Title: Treasurer

                              SCHEDULE 1





                IRREVOCABLE STANDBY LETTER OF CREDIT




Executive Director
Department of Environmental
      Quality-Waste Resource Management
629 East Main Street
Richmond, VA  23219

Dear Sir or Madam:

             We hereby establish our Irrevocable Standby Letter of Credit No. ____ in your favor, at the request and for the account of Intermet Corporation ("Intermet"), 2859 Paces Ferry Road, Suite 1600, Atlanta, Georgia 30339, up to the aggregate amount of Nine Hundred Seventy Thousand Nine Hundred and
No/100 U.S. Dollars ($970,900), available upon presentation of

          (1) your sight draft, bearing reference to this letter of credit No. ________, and

          (2) your signed statement reading as follows: "I certify that the amount of the draft is payable pursuant to regulations issued under authority of the Code of Virginia
(1950) as amended."

          This letter of credit is effective as of April 29, 1994 and shall expire on August 15, 1995, but such expiration date shall be automatically extended for a period of at least one (1) year on August 15, 1995 and on each successive expiration date, unless, at least 120 days before the current expiration date, we notify both you and Intermet by certified mail that we have decided not to extend this letter of credit beyond the current expiration date. In the event you are so notified, any unused portion of the credit shall be available upon presentation of your sight draft for 120 days after the date of receipt by both you and Intermet, as shown on the signed return receipts.

          Whenever this letter of credit is drawn on under and in compliance with the terms of this credit, we shall duly honor such draft upon presentation to us, and we shall deposit the amount of the draft directly into the standby trust fund of Intermet in accordance with your instructions.

          We certify that the wording of this letter of credit is identical to the wording specified in Section 9.7.K.3. of the Virginia Hazardous Waste Management Regulations as such regulations were constituted on the date shown immediately below.

          This letter of credit is subject to the Uniform Customs and Practice of Documentary Credits, 1993 Revision, International Chamber of Commerce Publication No. 500, which is incorporated into the text of this letter of credit by this reference.

Dated:  _______________, 1994.



                                            ______________________________



          [BANK SEAL]                        By:__________________________
                                                Title:


                                              By:__________________________
                                                Title:

                                SCHEDULE 2





               IRREVOCABLE STANDBY LETTER OF CREDIT



Director
Department of Environmental
   Quality-Waste Resource Management
629 East Main Street
Richmond, VA  23219

Dear Sir or Madam:

          We hereby establish our Irrevocable Standby Letter of Credit No. _________________ in the favor of any and all third-party liability claimants, at the request and for the account of Intermet Corporation ("Intermet"), 2859 Paces Ferry Road, Suite 1600, Atlanta, Georgia 30339 for third-party liability awards or settlements up to One Million U.S. Dollars ($1,000,000) per occurrence and the annual aggregate amount of Two Million U.S. Dollars ($2,000,000), for sudden accidental occurrences available upon presentation of a signed draft, bearing reference to this letter of credit No. __________, and

          1.   a signed certificate reading as follows:

CERTIFICATION OF VALID CLAIM

          The undersigned, as parties, Intermet and [insert name and address of third-party claimants], hereby certify that the claim of bodily injury [and/or] property damage caused by a sudden accidental occurrence arising from operations of Intermet's hazardous waste treatment, storage, or disposal facility should be paid in the amount of $_________. We hereby certify that the claim does not apply to any of the following:

          (a) Bodily injury or property damage for which Intermet is obligated to pay damages by reason of the assumption of liability in a contract or agreement. This exclusion does not apply to liability for damages that Intermet would be obligated to pay in the absence of the contract or agreement.

          (b) Any obligation of Intermet under a workers' compensation, disability benefits, or unemployment compensation law or any similar law.

          (c)  Bodily injury to:

               (1) An employee of Intermet arising from, and in the course of, employment by Intermet; or

               (2) The spouse, child, parent, brother or sister of that employee as a consequence of, or arising from, and in the course of employment by Intermet. This exclusion applies:





                    (A)  Whether Intermet may be liable as an
               employer or in any other capacity; and

                    (B)  To any obligation to share damages with
               or repay another person who shall pay damages because of the injury to persons identified in paragraphs (1) and (2).

          (d) Bodily injury or property damage arising out of the ownership, maintenance, use, or entrustment to others of any aircraft, motor vehicle or watercraft.

          (e)  Property damage to:

               (1) Any property owned, rented, or occupied by Intermet;

               (2)  Premises that are sold, given away or
          abandoned by Intermet if the property damage arises out of any part of those premises;

               (3)  Property loaned to Intermet;

               (4) Personal property in the care, custody or control of Intermet;

               (5)  That particular real property on which
          Intermet or any contractors or subcontractors working directly or indirectly on behalf of Intermet are performing operations, if the property damage arises out of these operations.

          [Signatures]
          Principal
          [Signatures]
          Claimant(s)
          or,

          2. a valid final court order establishing a judgment against the principal for bodily injury or property damage caused by a sudden accidental occurrence arising from operation of the principal's facility or group of facilities.

          This letter of credit is effective as of March 31, 1994 and shall expire on August 15, 1995, but such expiration date shall be automatically extended for a period of at least one (1) year on August 15, 1995 and on each successive expiration date, unless, at least 120 days before the current expiration date, we notify you, the Executive Director and Intermet by certified mail that we have decided not to extend this letter of credit beyond the current expiration date.

          Whenever this letter of credit is drawn on under and in compliance with the terms of this credit, we shall duly honor such draft upon presentation to us.

          In the event that this letter of credit is used in combination with another mechanism for liability coverage, this letter of credit shall be considered "primary" coverage.

          We certify that the wording of this letter of credit is identical to the wording specified in APPENDIX 8.12, Virginia Hazardous Waste Management Regulations (VR 672-10-1) as such regulations were constituted on the date shown immediately below.

          This letter of credit is subject to the Uniform Customs and Practice of Documentary Credits, 1993 Revision, International
Chamber of Commerce Publication No. 500, which is incorporated into the text of this letter of credit by this reference.


Dated _______________, 1994.




[BANK SEAL]                        TRUST COMPANY BANK



                                   By:___________________________
                                      Title:

                                   By:___________________________
                                      Title:

                               SCHEDULE 3





                IRREVOCABLE STANDBY LETTER OF CREDIT




Director
Department of Environmental
   Quality-Waste Resource Management
Commonwealth of Virginia
629 East Main Street
Richmond, Virginia  23219

Dear Sir or Madam:

          We hereby establish our Irrevocable Standby Letter of Credit No. ______ in favor of the Executive Director, Department of Waste Management [now known as the Department of Environmental Quality-Waste Resource Management], Commonwealth of Virginia, at the request and for the account of Intermet Corporation ("Intermet"), 2859 Paces Ferry Road, Suite 1600, Atlanta, Georgia 30339, up to the aggregate amount of Two Million Three Hundred Twenty Thousand and No/100 U.S. Dollars ($2,320,000), available upon presentation of

            (1) your sight draft, bearing reference to this letter of credit No. __________ together with

            (2) your signed statement declaring that the amount of the draft is payable pursuant to regulations issued under the authority of the Department of Waste Management, Commonwealth of Virginia.

            The following amounts are included in the amount of this letter of credit: The facilities and cost estimates identified on Schedule A attached hereto.

            The letter of credit is effective as of March 31, 1994 and will expire on August 15, 1995, but such expiration date will be automatically extended for a period of at least one (1) year on August 15, 1995 and on each successive expiration date, unless, at least 120 days before the current expiration date, we notify you and Intermet by certified mail that we decide not to extend the Letter of Credit beyond the current expiration date. In the event you are so notified, the unused portion of the credit will be available upon presentation of your sight draft for 120 days after the date of receipt by you as shown on the signed return receipt or while a compliance procedure is pending, whichever is later.

            Whenever this letter of credit is drawn on under and in compliance with the terms of this credit, we will duly honor such draft upon presentation to us, and we will pay to you the amount of the draft promptly and directly.

            I hereby certify that I am authorized to execute this letter of credit on behalf of Trust Company Bank and that the wording of this letter of credit is identical to the wording specified in the relevant regulations of the Department of Waste Management, Commonwealth of Virginia.

            This letter of credit is subject to the Uniform Customs and Practice of Documentary Credits, 1993 Revision, International Chamber of Commerce Publication No. 500, which is incorporated into the text of this letter of credit by this reference.


Dated:  _______________, 1994.


                                          TRUST COMPANY BANK



          [BANK SEAL]                     By:___________________________
                                             Title:


                                          By:___________________________
                                             Title:




























                                 SCHEDULE A

                       Facilities and Cost Estimates


I.             Closure and Post-Closure Costs

               1.   Falwell Aviation Landfill (Permit #517)
                    Richmond Highway (Route 460 East)
                    Lynchburg, Virginia  24504

                    CLOSURE COSTS
                     CELL     FINAL COVER    FINAL SEEDING         TOTAL

                      IA      Complete           $4,700        $    4,700
                      IB      $235,000            5,300           240,300
                                                                  -------
                      Total                                    $  245,000

                    POST-CLOSURE care estimates (yearly) for 10 years (after final closure.

                    Erosion repair                             $    2,500
                    Reseeding                                       1,200
                    Clean sediment basin                            4,400
                    Monitoring well sampling                        6,000
                                                                    -----
                         Total per year                        $   14,100
                                                                     x 10
                                                                   ------
                         Total for 10 years                    $  141,000

                         Total Closure and Post-Closure        $  386,000

               2.   Archer Creek Plant Landfill (Permit #456)
                    State Route 726
                    Lynchburg, Virginia  24501

                    CLOSURE COSTS.

                    Figures below are costs for closure at the point in fill life when closure costs are maximum (costs for largest individual cell - two cells remaining).

                    Final cap (2 cells)                        $  370,000
                    Final seeding (2 cells)                        10,000
                                                                  -------
                         Total                                 $  380,000


                    POST-CLOSURE care estimates (yearly) for 10 years (after final closure).

                    Erosion repaid, reseeding                 $     6,000
                    Monitoring well sampling                        8,000
                                                                   ------

                         Total per year                            14,000
                                                                     x 10

                         Total for 10 years                    $  140,000

                         Total Closure and Post-Closure        $  520,000

               3.   Radford Shell Plant Landfill (Permit #355)
                    First Street
                    Radford, Virginia  24141

                    CLOSURE COSTS

                    Figures below are costs for closure at the point in fill life when closure costs are maximum. These costs include Phases I, II, and III.

                    Phase I
                         Final Cap                             $   97,000
                         Final Seeding                              5,000
                                                                  -------
                              Total                            $  102,000
                    Phases II and III
                         Final Cap                             $  417,000
                         Final Seeding                             10,000
                                                                  -------
                              Total                            $  427,000

                    POST-CLOSURE care estimates (yearly) for 10 years
                    (after final closure).

                    Phase I

                         Erosion repair, reseeding,
                           ditch clean out                     $    5,500
                         Monitoring well sampling                   5,000

                    Phases II and III
                         Erosion repair, reseeding,
                           ditch clean out                     $    7,500
                         Monitoring well sampling                  10,500
                                                                   ------

                              Total per year                   $   28,500
                                                                     x 10
                                                                   ------

                              Total for 10 years               $  285,000

                              Total Closure and Post-Closure
                                Cost                           $  814,000




II.            Liability Coverage

               Third Party Sudden Accidental
                 Liability Coverage                            $  100,000
               Third Party Non-Sudden
                 Accidental Liability Coverage                 $  500,000



























                               -3-